UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2021
TCG BDC, INC.
(Exact name of registrant as specified in charter)

Maryland	No. 814-00995	80-0789789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Vanderbilt Avenue, Suite 3400 New York, New York		10017
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 813-4900

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock, $0.01 per share	CGBD	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07 – Submission of Matters to a Vote of Security Holders.
On June 9, 2021, TCG BDC, Inc. (the "Company") held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The following proposals were voted on at the Annual Meeting: (1) the election of each of (a) Nigel D.T. Andrews, Aren C. LeeKong and Mark Jenkins as a Class II director of the Company, each to serve for a three-year term and until his successor is duly elected and qualified at the Company’s 2024 Annual Meeting of Stockholders or until his earlier death, resignation or removal, and (b) William H. Wright II as a Class I director of the Company to serve for a two-year term and until his successor is duly elected and qualified at the Company’s 2023 Annual Meeting of Stockholders or until his earlier death, resignation or removal; and (2) the ratification of the selection of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
At the Annual Meeting, holders of the outstanding shares of the Company’s common stock and the outstanding shares of the Company’s convertible preferred stock, series A (“preferred stock”), voting together as a single class, voted upon the proposals to elect Messrs. Andrews, LeeKong and Wright, and to ratify the selection of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Holders of the outstanding shares of the Company’s preferred stock, voting separately as a single class, voted upon the proposal to elect Mr. Jenkins.
As of April 14, 2021, the record date for the Annual Meeting, there were 54,812,136 shares of common stock of the Company and 2,000,000 shares of preferred stock of the Company outstanding and entitled to vote. 38,933,718 shares of the common stock of the Company and 2,000,000 shares of the preferred stock of the Company were present or represented at the Annual Meeting, constituting a quorum.
The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below. Each proposal was approved by the requisite vote.
Proposal 1(a). The election of Nigel D.T. Andrews, Aren C. LeeKong and Mark Jenkins, each to serve as a Class II director for a three-year term and until his successor is duly elected and qualified at the Company’s 2024 Annual Meeting of Stockholders or his earlier death, resignation or removal:

Nominees	For	Withhold	Broker Non-Votes
Nigel D.T. Andrews*	14,302,399	6,124,633	20,506,686
Aren C. LeeKong*	20,181,202	245,830	20,506,686
Mark Jenkins**	2,000,000	0	0
*Elected by holders of the Company's common stock and the Company's preferred stock, voting together as a single class.
**Elected by holders of the Company's preferred stock, voting separately as a single class.
Proposal 1(b). The election of William H. Wright II to serve as a Class I director for a two-year term and until his successor is duly elected and qualified at the Company's 2023 Annual Meeting of Stockholders or his earlier death, resignation or removal:

Nominees	For	Withhold	Broker Non-Votes
William H. Wright II*	20,134,753	292,279	20,506,686
*Elected by holders of the Company's common stock and the Company's preferred stock, voting together as a single class.
Proposal 2. The ratification of the selection of EY as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (holders of the Company's common stock and the Company's preferred stock, voting together as a single class):

For	Against	Abstain	Broker Non-Votes
40,705,862	175,563	52,293	0
Item 7.01 – Regulation FD Disclosure.
On June 15, 2021, the Company issued a press release announcing the election of Mr. LeeKong to its Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1. The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of

1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.
Item 9.01 – Financial Statements and Exhibits.

Exhibits 99.1 shall be deemed furnished herewith.

(d)Exhibits:

Exhibit Number	Description

99.1	Press release of TCG BDC, Inc., dated June 15, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCG BDC, INC.
(Registrant)

Dated: June 15, 2021	By:	/s/ Linda Pace
Name: Linda Pace
Title: Chief Executive Officer